Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company for the year ended December 31, 2003, I, Martin L. Vaughan, III, Chief Executive Officer of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-K for the year ended December 31, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-K for the year ended December 31, 2003 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-K.

By:	/s/ Martin L. Vaughan, III	Date:	March 12, 2004
Martin L. Vaughan, III
Chief Executive Officer